issued by Depositor
AMERICAN GENERAL LIFE INSURANCE COMPANY
in all states except in New York where it is issued by
The United States Life Insurance Company in the City of New York
In connection with
VARIABLE SEPARATE ACCOUNT
and
FS VARIABLE SEPARATE ACCOUNT

SUMMARY PROSPECTUS FOR NEW INVESTORS
[ ], 2021

This summary prospectus summarizes key features of Polaris Platinum III, a flexible premium deferred variable annuity contract. Before you invest, you should also review the prospectus for the contract, which contains more information about the contract’s features, benefits, and risks. You can find the current prospectus and other information about the contract online at [ ]. You can also obtain this information at no cost by calling [us at (800) 445-7862], by writing to [our Annuity Service Center (P.O. Box 15570, Amarillo, Texas 79105-5570)].

* * * * * * * * * * * *

YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.

In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review the prospectus, or consult with your financial representative, for additional information about the specific cancellation terms that apply.

* * * * * * * * * * * *

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission (“SEC”), paper copies of the shareholder reports for portfolios available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the company. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may elect to receive all future reports in paper free of charge. You can inform the company that you wish to continue receiving paper copies of your shareholder reports by contacting (855) 421-2692 or visiting www.aig.com/annuities/GetMyPrintedReports and providing the 12-digit opt-in ID located above your mailing address. Your election to receive reports in paper will apply to all portfolios available under your contract.

These securities have not been approved or disapproved by the SEC, nor any state securities commission, nor has the SEC passed upon the accuracy or adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at Investor.gov.

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

Accumulation Phase	The period during which you invest money in your contract
Activation Date	For an optional Living Benefit, the date on which guaranteed withdrawals are activated
Benefit Quarter	For an optional Living Benefit, each consecutive 3 month period starting on the effective date
Benefit Quarter Anniversary	For an optional Living Benefit, the date following each consecutive 3 month period starting on the effective date
Benefit Year	For an optional Living Benefit, each consecutive one year period starting on the effective date
Company	American General Life Insurance Company, or The United States Life Insurance Company in the City of New York for contracts issued in New York only, the insurer that issues this contract
The terms “we,” “us,” and “our” are also used to identify the issuing Company
Covered Person(s)	For an optional Living Benefit, the person or persons, whose lifetime withdrawals are guaranteed
DCA Fixed Account	A fixed interest investment option under which amounts earn interest before they are systematically transferred from a DCA Fixed Account to one or more investment options over a specified period of time
DCA Program	An automatic transfer program under which a specified dollar amount or percentage of contract value is systematically transferred from an investment option to one or more eligible investment options on a periodic basis
Fixed Account	A fixed interest investment option under the contract
Good Order	Fully and accurately completed forms, which are valid, including any necessary supplementary documentation, applicable to any given transaction or request received by us
Income Base	For an optional Living Benefit, a value used to determine the fee and the maximum amount that may be withdrawn each Benefit Year after the Activation Date without reducing the benefit’s guarantees
Income Credits	For a Living Benefit available for election, an amount that may be added to the Income Base prior to the Activation Date
Income Option	For a Living Benefit available for election, the basis on which guaranteed withdrawals will be calculated
Living Benefit	An optional benefit designed to help create a guaranteed income stream for life and provide some protection against certain financial risks
Market Close	Close of the NYSE on business days, excluding holidays, usually at 1:00 p.m. Pacific Time
Minimum Income Base	For a Living Benefit available for election, a guaranteed minimum amount of the Income Base calculated on each Benefit Year Anniversary prior to the Activation Date
NYSE	New York Stock Exchange
Purchase Payment	The money you give us to buy and invest in the contract
Secure Value Account	A Fixed Account option, available only with election of certain Living Benefits
Underlying Fund	The underlying mutual fund in which a Variable Portfolio invests
Variable Portfolio	A variable investment option under the contract

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

An investment in the Polaris Platinum III Variable Annuity Contract is subject to fees, risks, and other important considerations, some of which are briefly summarized in the following table. You should review the prospectus for additional information about these topics.
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	You may be subject to charges for early withdrawals. Withdrawal charges do not apply to certain withdrawals including the withdrawal up to the annual penalty-free withdrawal amount which equals 10% of your Purchase Payments not yet withdrawn.
If you withdraw money from your contract within 7 years following each Purchase Payment, you may be assessed a withdrawal charge of up to 8%, as a percentage of each Purchase Payment withdrawn, declining to 0% over that time period.
	For example, if you were to withdraw $100,000 during a withdrawal charge period, you could be assessed a withdrawal charge of up to $8,000.			Expenses – Withdrawal Charges
Transaction Charges	In addition to withdrawal charges, you may be charged for other transactions. You will be charged for each transfer after 15 transfers in any contract year during the Accumulation Phase. There may also be taxes on Purchase Payments.			Expenses
Ongoing Fees and Expenses (annual charges)	The table below describes the current fees and expenses of the contract that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Expenses
	Annual Fee	Minimum	Maximum
	Base Contract[1]	[1.15]%	[1.15]%
	Investment Options[2] (Underlying Fund fees and expenses)	[Gross]%	[Gross]%
	Optional Benefits Available for an Additional Charge (For a single optional benefit, if elected)	[0.15]% [1]	[2.50]% [3]
[1] As a percentage of the average daily ending net asset value allocated to the Variable Portfolios.
[2] As a percentage of Underlying Fund net assets.
[3] As a percentage of the benefit base used to calculate the guaranteed benefit. This represents the maximum charge for the most expensive optional benefit.
Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the contract, which could add withdrawal charges that substantially increase costs.
	Lowest Annual Cost: $[ ]	Highest Annual Cost: $[ ]
Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive Underlying Fund fees and expenses
• No optional benefits
• No withdrawal charges
• No additional Purchase Payments, transfers, or withdrawals	Assumes:
• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of optional benefits and Underlying Fund fees and expenses
• No withdrawal charges
• No additional Purchase Payments, transfers, or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	You can gain or lose money by investing in this contract, including possible loss of your principal investment.	Principal Risks of Investing in the Contract
Not a Short-Term Investment	• This contract is not designed for short-term investing and may not be appropriate for an investor who needs ready access to cash.
• Charges may apply to withdrawals. Withdrawal charges could significantly reduce the value of your investment or the amount that you receive upon taking a withdrawal. Withdrawals may also reduce or terminate contract guarantees.
• The benefits of tax deferral, long-term income, and optional Living Benefit guarantees mean that this contract is generally more beneficial to investors with a long investment time horizon.
Risks Associated with Investment Options	• An investment in this contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the contract.
• Each investment option (including each Fixed Account option) has its own unique risks.
• You should review the investment options before making an investment decision.
Insurance Company Risks	An investment in the contract is subject to the risks related to us, American General Life Insurance Company (or The United States Life Insurance Company in the City of New York for New York contracts). Any obligations (including under a Fixed Account option), guarantees, and benefits of the contract are subject to our claims-paying ability. More information about us is available upon request by calling the Annuity Service Center at [(800) 445-7862] or [visiting www.aig.com/annuities].
RESTRICTIONS
Investments	• Certain investment options may not be available under your contract.
• You may transfer funds between the investment options, subject to certain restrictions.
• Your transfers between the Variable Portfolios are subject to policies designed to deter frequent and short-term trading.
• The minimum transfer amount is $100. If less than $100 would remain in an investment option after a transfer, the entire amount must be transferred.
• Your ability to transfer amounts to a Fixed Account option may be restricted.
	• We reserve the right to remove or substitute Underlying Funds as investment options.	Investment Options
Optional Benefits	• Additional restrictions and limitations apply under the contract’s optional benefits.
• If you elect an optional Living Benefit:
○ Not all investment options may be available and you must invest in accordance with the applicable investment requirements.
○ We reserve the right to modify the investment requirements in the future.
○ You may be required to invest a certain percentage of your contract value in a certain investment option, including the Secure Value Account which is only available with certain optional Living Benefits. Special transfer and withdrawal restrictions may apply.
	• Withdrawals that exceed limits specified by the terms of an optional benefit may reduce the value of the benefit by an amount greater than the value withdrawn and could terminate the benefit.	Optional Living Benefits Death Benefits
TAXES
Tax Implications	• You should consult with a tax professional to determine the tax implications of an investment in and payments received under the contract.
• If you purchase the contract through a tax-qualified plan or individual retirement account (IRA), there is no additional tax benefit under the contract.
	• Earnings under your contract are taxed at ordinary income tax rates when withdrawn. You may have to pay a tax penalty if you take a withdrawal before age 59½.	Taxes

	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	Your financial representative may receive compensation for selling this contract to you in the form of commissions, additional cash compensation, and/or non-cash compensation. We may share the revenue we earn on this contract with your financial representative’s firm. Revenue sharing arrangements may provide selling firms and/or their registered representatives with an incentive to favor sales of our contracts over other variable annuity contracts (or other investments) with respect to which a selling firm does not receive the same level of additional compensation.	Payments in Connection with Distribution of the Contract
Exchanges	Some financial representatives may have a financial incentive to offer you a new contract in place of the one you already own. You should exchange a contract you already own only if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.

OVERVIEW OF THE CONTRACT

Purpose of the Contract
The contract is designed to help you invest on a tax-deferred basis, meet long-term financial goals, and plan for your retirement. You can accumulate assets by investing in the contract’s investment options and then later convert those accumulated assets into a stream of guaranteed income payments from us. The contract includes certain death benefit options that may help financially protect your beneficiaries in the event of your death. Optional Living Benefits designed to help you achieve your financial goals and protect against certain financial risks may also be available under the contract.
This contract may be appropriate for you if you have a long investment time horizon and the contract’s terms and conditions are consistent with your financial goals. It is not intended for people whose liquidity needs require early or frequent withdrawals or for people who intend to frequently trade in the contract’s Variable Portfolios.
Phases of the Contract
Like all deferred annuities, the contract has two phases: (1) the Accumulation Phase (for savings) and (2) the Income Phase (for income).
Accumulation Phase. During the Accumulation Phase, you invest the money under your contract in one or more available investment options to help you build assets on a tax-deferred basis. The available investment options may include:
•	Variable Portfolios. When you invest in a Variable Portfolio, you are indirectly investing in the Variable Portfolio’s Underlying Fund. The Underlying Funds have different investment objectives, strategies, and risks. You can gain or lose money if you invest in a Variable Portfolio.

Additional information about each Underlying Fund is provided in an appendix to this prospectus. Please see APPENDIX A – UNDERLYING FUNDS AVAILABLE UNDER THE CONTRACT.
•	Fixed Accounts. When you invest in a Fixed Account option, your principal is guaranteed and earns interest based on a rate set and guaranteed by the Company.
The amount of money you accumulate under your contract depends (in part) on the performance of the investment options you choose. You may transfer money between investment options during the Accumulation Phase, subject to certain restrictions and possible fees. Your accumulated assets impact the value of your contract’s benefits during the Accumulation Phase, including the death benefit and any optional Living Benefits, as well as the amount available for withdrawal.
Income Phase. When you are ready to receive guaranteed income under the contract, you can switch to the Income Phase, at which time you will start to receive annuity income payments from us. This is also referred to as “annuitizing” your contract. You generally decide when to annuitize your contract, although there are restrictions on the earliest and latest times that your contract may be annuitized. If you do not annuitize or surrender your contract before the latest annuitization date, your contract will be automatically annuitized.
You can choose from the available annuity income options, which may provide income for life, for an available period of time, or a combination of both. You can also choose to receive payments on a variable or fixed basis, or some combination of both. If the payments are fixed, the dollar amount of each payment will not change. If the payments are variable, the dollar amounts for the payments will fluctuate.
There is no death benefit during the Income Phase. Annuity payments may be payable after death depending on the annuity income option that you selected. You cannot take withdrawals of contract value or surrender the contract during the Income Phase. If you own an optional Living Benefit at the time that you annuitize the contract, you may choose to take annuity income payments in accordance with that Living Benefit. Otherwise, your optional Living Benefit terminates at the beginning of the Income Phase.

Contract Features
Accessing Your Money. You may withdraw money from your contract at any time during the Accumulation Phase. If you make a withdrawal, you may have to pay a withdrawal charge and/or income taxes, including a tax penalty if you are younger than age 59½. Withdrawals may negatively impact the value of your contract’s benefits, and may cause an optional Living Benefit to terminate.
Tax Treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. Earnings are not taxed until they are distributed, which may occur when making a withdrawal, upon receiving an annuity payment, or upon payment of the death benefit.
Optional Living Benefits. You may be able to elect one of the optional Living Benefits under the contract for an additional fee. Certain Living Benefits are no longer available for election, and any Living Benefit that is available must be elected at the time that the contract is purchased. Each Living Benefit is designed to provide limited protection from unfavorable investment performance during the Accumulation Phase, and can also provide a guaranteed income stream that may last as long as you live.
Death Benefits. If you die during the Accumulation Phase, the Company pays a death benefit to your beneficiary or beneficiaries. The contract includes a Contract Value death benefit equal to the value of the contract at no additional charge. If you elect an optional death benefit (either the Return of Purchase Payment or Maximum Anniversary Value Death Benefit) for an additional fee, a greater amount may be payable upon death.
Additional Features and Services. Additional features and services under the contract are summarized below. There are no additional charges associated with these features and services unless otherwise noted. Not all features and services may be available under your contract.
•	Secure Value Account. Under certain optional Living Benefits, which include an additional charge, a certain percentage of your investment must be allocated to the Secure Value Account. As a Fixed Account option, amounts allocated to the Secure Value Account are guaranteed with respect to principal and a guaranteed rate of interest.
•	Dollar Cost Averaging (DCA) Fixed Accounts. If you invest in a DCA Fixed Account, interest is credited to amounts allocated to that DCA Fixed Account and your money is systematically transferred from the DCA Fixed Account to one or more investment options over a specified period of time. Automatic transfers do not count towards the number of free transfers per contract year.
•	Dollar Cost Averaging (DCA) Program. The DCA program allows you to systematically transfer a specified dollar amount or percentage of contract value from an investment option to one or more eligible investment options. Automatic transfers do not count towards the number of free transfers per contract year.
•	Automatic Asset Rebalancing Program. This program allows you to have your investments periodically rebalanced to your pre-selected percentages. Automatic rebalances do not count towards the number of free transfers per contract year.
•	Systematic Withdrawal Program. This program allows you to receive periodic withdrawals from your contract on a monthly, quarterly, semi-annual, or annual basis.
•	Automatic Payment Plan. This program allows you to make automatic subsequent Purchase Payments, once you have contributed at least the minimum initial Purchase Payment.

BENEFITS AVAILABLE UNDER THE CONTRACT

The following tables summarize information about the benefits available under the contract.
Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions / Limitations
Contract Value Death Benefit	Provides a death benefit equal to the contract value	• Withdrawals may significantly reduce the benefit
Dollar Cost Averaging (DCA) Fixed Accounts	Interest is credited to amounts allocated to a DCA Fixed Account and your money is systematically transferred from the DCA Fixed Account to one or more investment options over a specified period of time	• Must be funded with a Purchase Payment, not transferred contract value
• Minimum funding requirements apply
• Only 6-Month, 12-Month DCA Fixed Accounts may be available
• Transfers may only occur on a monthly basis
• Availability may be restricted based on election of optional benefits
• Fixed Account options are not eligible to receive DCA transfers
• The interest rates applicable to the DCA Fixed Accounts may differ from those applicable to any other Fixed Account but will never be less than the minimum guaranteed interest rate specified in your contract.

Standard Benefits (No Additional Charge) (continued)

Name of Benefit	Purpose	Brief Description of Restrictions / Limitations
Dollar Cost Averaging (DCA) Program	Allows you to have the systematic transfers of a specified dollar amount or percentage of contract value from an investment option to one or more eligible investment options	• Transfers may only occur on a monthly basis • Minimum per transfer is $100 • Fixed Account options are not eligible to receive DCA transfers
Automatic Asset Rebalancing	Allows you to have your investments periodically rebalanced to your pre-selected percentages	• Rebalancing may occur on a quarterly, semi-annual, or annual basis
• Updated rebalancing instructions must be provided upon making an non-automatic transfer, otherwise rebalancing instructions will be automatically updated
Systematic Withdrawal Program	Allows you to receive periodic withdrawals from your contract	• Minimum withdrawal amount is $100 • Withdrawals may occur on a monthly, quarterly, semi-annual, or annual basis • Participation in program may be restricted if optional Living Benefit elected
Automatic Payment Plan	Allows you to make automatic Purchase Payments	• Minimum requirements for initial and subsequent Purchase Payments and age restrictions apply • May not be available with election of certain Living Benefit feature
Optional Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Polaris Income Max Living Benefit	A guaranteed minimum withdrawal benefit, designed for individuals who want the guarantee of Income Credits prior to Activation Date	2.50% (as a percentage of Income Base)	• May be elected only at time of contract issuance
• Covered Person(s) must be age 50-80 at time of election
• All withdrawals before guaranteed withdrawals are activated may significantly reduce or terminate the benefit
• Withdrawal percentages depend on the Income Option you elect and the number and age of Covered Person(s) when guaranteed withdrawals are activated
• Excess withdrawals after guaranteed withdrawals are activated may significantly reduce or terminate the benefit
• Income Credits not available after guaranteed withdrawals are activated
• Investment requirements limit available investment options
• Purchase Payments subject to additional restrictions
• May not be cancelled by you prior to the 5th benefit anniversary
• Certain events will automatically terminate the benefit
• May not be re-elected or reinstated after termination
• May not be available for election through the broker-dealer with which your financial representative is affiliated
Polaris Income Plus Daily Flex Living Benefit (For contracts issued on or after October 13, 2020)	A guaranteed minimum withdrawal benefit, designed for individuals who want greater investment option flexibility and more frequent step-up opportunities.	2.50% (as a percentage of Income Base)	• May be elected only at time of contract issuance
• Covered Person(s) must be age 45-80 at time of election
• All withdrawals before guaranteed withdrawals are activated may significantly reduce or terminate the benefit
• Withdrawal percentages depend on the Income Option you elect and the number and age of Covered Person(s) when guaranteed withdrawals are activated
• Excess withdrawals after guaranteed withdrawals are activated may significantly reduce or terminate the benefit
• Minimum Income Base not available after guaranteed withdrawals are activated
• Investment requirements limit available investment options
• Purchase Payments subject to additional restrictions
• May not be cancelled by you prior to the 5th benefit anniversary
• Certain events will automatically terminate the benefit
• May not be re-elected or reinstated after termination
• May not be available for election through the broker-dealer with which your financial representative is affiliated

Optional Benefits (continued)

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Return of Purchase Payment Death Benefit	Provides a death benefit based on the greater of contract value or net Purchase Payments	0.15% (as a percentage of average daily net asset value allocated to the Variable Portfolios)	• May be elected only at time of contract issuance
• Must be younger than age 86 at time of election
• Death benefit calculated differently depending on whether an optional Living Benefit has been elected
• Withdrawals may significantly reduce the benefit
• May not be available for election through the broker-dealer with which your financial representative is affiliated
• The broker-dealer with which your financial representative is affiliated may require you to elect an optional death benefit at time of contract issue
Maximum Anniversary Value Death Benefit (For contracts issued after May 1, 2017)	Provides a death benefit based on the greatest of contract value, net Purchase Payments, or highest contract value on an eligible contract anniversary	0.40% (as a percentage of average daily net asset value allocated to the Variable Portfolios)	• May be elected only at time of contract issuance
• Must be younger than age 81 at time of election
• Death benefit calculated differently depending on whether an optional Living Benefit was elected
• Withdrawals may significantly reduce the benefit
• May not be available for election through the broker-dealer with which your financial representative is affiliated
• The broker-dealer with which your financial representative is affiliated may require you to elect an optional death benefit at time of contract issue

BUYING THE CONTRACT

PURCHASING THE CONTRACT
To purchase the contract, you must submit your initial Purchase Payment and required paperwork in Good Order to us at our Annuity Service Center, P.O. Box 15570, Amarillo, Texas 79105-5570, or to a broker-dealer authorized as our agent.
PURCHASE PAYMENTS
An initial Purchase Payment is the money you give us to purchase a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment. You are not required to make any subsequent Purchase Payments. The following table contains the minimum dollar amount for the initial Purchase Payment and each subsequent Purchase Payment.
	Minimum Initial Purchase Payment(1)	Minimum Subsequent Purchase Payment	Minimum Automatic Subsequent Purchase Payment
Qualified Contracts(2)	$4,000	$500	$100
Non-Qualified Contracts(2)	$10,000	$500	$100
(1)	If you purchase your contract through certain broker-dealers, the minimum initial Purchase Payment may be higher than the amounts shown in this table.
(2)	These amounts depend upon whether a contract is qualified or non-qualified for tax purposes.
We will not allow anyone age 86 or older to add subsequent Purchase Payments after the contract issue date. However, if you elect an optional Living Benefit or the Maximum Anniversary Value Death Benefit, we will not allow you to make any subsequent Purchase Payments if you are age 81 or older. If you select an optional benefit, you may be subject to additional limitations on Purchase Payments.
We reserve the right to refuse any Purchase Payment(s) and limit the amount of subsequent Purchase Payment(s) with advance notice. Your total Purchase Payments cannot be more the $1,000,000 without our approval.
CREDITING AND ALLOCATING PURCHASE PAYMENTS UNDER YOUR CONTRACT
•	Initial Purchase Payment. We will credit your initial Purchase Payment to your contract as of the date it is priced. If your initial Purchase Payment is received by us in Good Order before Market Close, the Purchase Payment will be priced within two NYSE business days after it is received. If the Purchase Payment is received in Good Order after Market Close, the Purchase Payment will be priced within two NYSE business days after the next NYSE business day. If we do not have complete information necessary to issue your contract, we will contact you. If we do not receive the necessary information within five NYSE business days, we will obtain your permission to keep your money until we get the information necessary to issue the contract, or we will send your money back to whomever we received the funds from.

On the date your initial Purchase Payment is priced, we allocate the Purchase Payment in the Variable Portfolios and available Fixed Accounts in accordance with the instructions in your application.
•	Subsequent Purchase Payment. We will credit a subsequent Purchase Payment to your contract as of the date it is priced. Any subsequent Purchase Payment will be priced as of the day it is received by us in Good Order if the request is received before Market Close. If the subsequent Purchase Payment is received in Good Order after Market Close, it will be priced as of the next NYSE business day.

On the date your subsequent Purchase Payment is
priced, we allocate the Purchase Payments according to any allocation instructions that accompany the Purchase Payment. If we receive a subsequent Purchase Payment without allocation instructions, we will allocate the Purchase Payment according to your allocation instructions on file.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

ACCUMULATION PHASE
You can access the money in your contract during the Accumulation Phase by making a withdrawal. You may withdraw all or a portion of your contract value, minus applicable taxes and fees. The following table highlights certain important information about withdrawals under the contract.
Minimum withdrawal amount	$1,000 ($100 for systematic withdrawals)
Withdrawal charges and taxes	Your contract provides for a penalty-free withdrawal amount each contract year during the applicable withdrawal period. The penalty-free withdrawal amount is the portion of your contract that we allow you to take out without being charged a withdrawal charge. Your maximum annual penalty-free withdrawal amount equals 10% of remaining Purchase Payments not yet withdrawn each contract year.
Additionally, your withdrawal may be subject to withdrawal charges and taxes, including a 10% IRS penalty tax if you are younger than age 59½.
Negative impact on benefit values	A withdrawal will reduce the value of your contract and may reduce the value of the death benefit or an optional Living Benefit. Withdrawals that exceed limits specified under an optional Living Benefit may reduce the benefit’s value or could terminate the benefit.
Internal Revenue Code or Retirement Plan	Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.
Withdrawing all of the money in your contract (also known as a surrender) will terminate your contract. Where permitted by state law, we may terminate your contract if your contract value is less than $2,500 as a result of a withdrawal.
INCOME PHASE
Once the Income Phase begins, you will receive annuity payments from your contract under the annuity income option that you select. Please see the prospectus for additional details. You cannot make withdrawals of contract value or surrender during the Income Phase, and all other features and benefits of your contract will terminate.
REQUESTING A SURRENDER OR WITHDRAWAL
A request to withdraw money from your contract must be submitted in writing and in Good Order to the Annuity Service Center at the following address.
Annuity Service Center
P.O. Box 15570
Amarillo, TX 79105-5570
You may also elect to take periodic withdrawals by enrolling in the contract's systematic withdrawal program.
If you take a partial withdrawal, you can choose whether any applicable withdrawal charges are deducted from the amount withdrawn or from the contract value remaining after the amount withdrawn. If you fully surrender your contract value, we deduct any applicable withdrawal charges from the amount surrendered.
Any request for withdrawal will be priced as of the day it is received by us in Good Order at the Annuity Service Center, if the request is received before Market Close. If the request for withdrawal is received after Market Close, the request will be priced as of the next NYSE business day. Withdrawals are processed effective the date they are deemed in Good Order and payments are generally made within 7 days.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the contract. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you pay at the time you surrender the contract, make withdrawals from the contract, or make transfers between investment options. State premium taxes may also be deducted.
Contract Owner Transaction Expenses

Maximum Withdrawal Charges (See Withdrawal Charge Schedule below for detail)	8%
Transfer Fee[1] (Per transfer after 15 transfers in any contract year)	$25
Withdrawal Charge Schedule (as a percentage of each Purchase Payment withdrawn) declines over 7 years as follows:
Years Since Receipt of Purchase Payments	1	2	3	4	5	6	7	8+
	8%	7%	6%	5%	4%	3%	2%	0%
Your contract provides for a penalty-free withdrawal amount each year. Please see PENALTY-FREE WITHDRAWAL AMOUNT in the prospectus.

The following tables describe the fees and expenses you will pay each year during the time that you own the contract, not including Underlying Fund fees and expenses. If you chose to purchase an optional benefit, you will pay additional charges, as shown below.
Contract Owner Annual Expenses

Contract Maintenance Fee (assessed annually and may be waived if contract value is $75,000 or more.)	$50
Base Contract Expenses[2] (referred to as Separate Account Charges and deducted from the average daily ending net asset value allocated to the Variable Portfolios)	1.15%

Optional Benefit Expenses

Death Benefits
(deducted from the average daily ending net asset value allocated to the Variable Portfolios)
You may only elect one of the optional death benefits.
Return of Purchase Payment	0.15%
Maximum Anniversary Value	0.40%
Living Benefits3
(calculated as percentage of the Income Base and deducted from the contract value)
You may only elect one of the optional Living Benefits.
Polaris Income Max
Polaris Income Plus Daily Flex
	Initial Fee[4]	Maximum Fee[4]
One Covered Person	1.25%	2.50%
Two Covered Persons	1.25%	2.50%

Lifetime Income Option Change Fee[5]	0.25%

Annual Underlying Fund Expenses (as of [], 2021)

The following shows the minimum and maximum total operating expenses charged by the Underlying Funds of the Trusts, before any waivers or reimbursements that you may pay periodically during the time that you own the contract. A complete list of Underlying Funds available under the contract, including their annual expenses, may be found in Appendix A.
	Minimum [6]	Maximum [7]
Expenses deducted from Underlying Fund assets, including management fees, distribution and/or service (12b-1) fees, (if applicable) and other expenses.	[ ]%	[ ]%

Footnotes to the Fee Table:
1  In Pennsylvania and Texas, any transfer over the limit of 15 will incur a $10 transfer fee.
2  Base Contract Expenses (or Separate Account Charges): If you do not elect any optional features, your total Base Contract Expense (or Separate Account Charge) would be 1.15% annually.
3  The fee is calculated as a percentage of the Income Base which determines the basis of the guaranteed benefit. The annual fee is deducted from your contract value at the end of the first quarter following election and quarterly thereafter. For a complete description of how the Income Base is calculated, please see OPTIONAL LIVING BENEFITS in the prospectus.
4  The Initial Annual Fee Rate is guaranteed not to change for the first Benefit Year. Subsequently, the fee rate may change quarterly subject to the parameters identified in the table below. Any fee adjustment is based on a non-discretionary formula tied to the change in the Volatility Index (“VIX®”), an index of market volatility reported by the Chicago Board Options Exchange. In general, as the average value of the VIX decreases or increases, your fee rate will decrease or increase accordingly, subject to the maximums identified in the Fee Table and the minimums described below.  Please see APPENDIX C — FORMULA AND EXAMPLES OF CALCULATIONS OF THE POLARIS INCOME MAX AND POLARIS INCOME PLUS DAILY FLEX FEE in the prospectus.
Number of Covered Persons	Minimum Annual Fee Rate	Maximum Annualized Fee Rate Decrease or Increase Each Benefit Quarter*
One Covered Person	0.60%	±0.40%
Two Covered Persons	0.60%	±0.40%
*	The fee rate can increase or decrease no more than 0.10% each quarter (0.40%/ 4). If you change your Income Option election on the Activation Date, the quarterly fee rate can increase no more than 0.1625% [(0.40% + 0.25%)/ 4] for the first Benefit Quarter immediately following the Activation Date.
5  If you elect Polaris Income Max or Polaris Income Plus Daily Flex and you change your Income Option on the Activation Date, the Lifetime Income Option Change Fee will be assessed and deducted from your contract value starting on the first Benefit Quarter Anniversary following the Activation Date and quarterly thereafter. The fee is calculated as a percentage of the Income Base. The sum of the Living Benefit fee and Lifetime Income Option Change fee cannot exceed the Maximum Annual Fee shown in the Fee Table.
6  [The minimum expense is for an Underlying Fund of Goldman Sachs Variable Insurance Trust as of its fiscal year ended December 31, 2019. There is a contractual agreement with Goldman Sachs Variable Insurance Trust under which it will waive 0.03% of its fee and the fee is 0.43% after the waiver. If the waiver was reflected in the minimum expense, the expense would be 0.43%. The contractual agreement with Goldman Sachs Variable Insurance Trust will continue until April 30, 2021 and may not be terminated prior to that date without the approval of the Goldman Sachs Variable Insurance Trust Board of Trustees.]
7  [The maximum expense is for an Underlying Fund of SunAmerica Series Trust, as of its fiscal year ended January 31, 2020. There is a contractual agreement with SunAmerica Series Trust under which it will waive 1.14% of its fee and the fee is 0.97% after the waiver. If the fee waiver was reflected in the maximum expense, the expense would be 0.97%. The contractual agreement with SunAmerica Series Trust will continue until at least April 30, 2021 and may not be terminated prior to that date without the approval of the SunAmerica Series Trust Board of Trustees.]

EXAMPLES

[TO BE UPDATED BY AMENDMENT]
These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual contract expenses, and annual Underlying Fund expenses.
The expense examples below assume that you invest $100,000 in the contract for the time periods indicated; your investment has a 5% return each year; and you incur the maximum or minimum fees and expenses of the Underlying Funds as indicated in the examples.
The Maximum Expense Example reflects the most expensive possible combination of charges (including additional charges for optional benefits) for current offerings of the contract. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be the amounts set forth in the tables below.
Maximum Expense Examples
(assuming annual contract expenses of 1.55% (including the Maximum Anniversary Value death benefit), the optional Polaris Income Plus Daily Flex feature (for the first year calculated at the initial annual fee rate of 1.25% and at the maximum annual fee rate of 2.50% for remaining years) and investment in an Underlying Fund with total expenses of [ ]%*)
(1)	If you surrender your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]
(2)	If you do not surrender or if you annuitize your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]
Minimum Expense Examples
(assuming minimum annual contract expenses of 1.15%, no election of optional features and investment in an Underlying Fund with total expenses of [ ]%**)
(1)	If you surrender your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]
(2)	If you do not surrender or if you annuitize your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$[ ]	$[ ]	$[ ]	$[ ]

Additional Expense Example Information
1.	We converted the contract maintenance fee to a percentage (0.05%). The actual impact of the contract maintenance fee may differ from this percentage and may be waived for contract values of $75,000 or more.
2.	If you elected other optional features, your expenses would be lower than those shown in the Maximum Expense Examples. The Maximum Expense Examples assume that the Income Base which is used to calculate the Polaris Income Plus Daily Flex fee equals contract value, that no withdrawals are taken during the stated period, there are two Covered Persons and that the annual maximum fee rate of 2.50% has been reached after the first year.
3.	If you elected optional features, you do not pay fees for optional features once you begin the Income Phase (annuitize your contract); therefore, your expenses will be lower than those shown here. Please see ANNUITY INCOME OPTIONS in the prospectus.
*	[The 1 year Maximum Expense Example reflect the SunAmerica Series Trust 1.14% fee waiver.]
**	[The 1 year Minimum Expense Example reflects the Goldman Sachs Variable Insurance Trust 0.03% fee waiver.]

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

APPENDIX – UNDERLYING FUNDS AVAILABLE UNDER THE CONTRACT

[TO BE UPDATED BY AMENDMENT]
The following is a list of Underlying Funds available under the contract. More information about the Underlying Funds is available in the prospectuses for the Underlying Funds, which may be amended from time to time and can be found online at [    ]. You can also request this information at no cost by calling [our Annuity Service Center at (800) 445-7862]. Depending on the optional benefits you choose, you may not be able to invest in certain Underlying Funds. See “Investment Requirements For Optional Living Benefits” in this appendix.
The current expenses and performance information below reflect fees and expenses of the Underlying Funds, but do not reflect the other fees and expenses that your contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Underlying Fund’s past performance is not necessarily an indication of future performance.
Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Asset Allocation	Franklin Allocation VIP Fund – Class 2 Franklin Templeton Services, LLC	[X]%**	[X]%	[X]%	[X]%
	Franklin Income VIP Fund – Class 2 Franklin Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	SA Allocation Balanced Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Allocation Growth Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Allocation Moderate Growth Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Allocation Moderate Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA American Funds Asset Allocation Portfolio – Class 3 SunAmerica Asset Management, LLC Capital Research and Management Company[3]	[X]%	[X]%	[X]%	[X]%
	SA BlackRock Multi-Factor 70/30 Portfolio – Class 3 SunAmerica Asset Management, LLC BlackRock Investment Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Global Index Allocation 60/40 Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Global Index Allocation 75/25 Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Global Index Allocation 90/10 Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Goldman Sachs Multi-Asset Insights Portfolio[4] – Class 3 SunAmerica Asset Management, LLC Goldman Sachs Asset Management, L.P.	[X]%	[X]%	[X]%	[X]%
	SA Index Allocation 60/40 Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Index Allocation 80/20 Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Index Allocation 90/10 Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA JPMorgan Diversified Balanced Portfolio – Class 3 SunAmerica Asset Management, LLC J.P. Morgan Investment Management Inc.	[X]%	[X]%	[X]%	[X]%
	SA Legg Mason Tactical Opportunities Portfolio[4] – Class 3 SunAmerica Asset Management, LLC QS Investors, LLC	[X]%	[X]%	[X]%	[X]%

Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Asset Allocation (continued)	SA MFS Total Return Portfolio – Class 3[1] SunAmerica Asset Management, LLC Massachusetts Financial Services Company	[X]%	[X]%	[X]%	[X]%
	SA PGI Asset Allocation Portfolio – Class 3 SunAmerica Asset Management, LLC Principal Global Investors, LLC	[X]%	[X]%	[X]%	[X]%
	SA Putnam Asset Allocation Diversified Growth Portfolio – Class 3 SunAmerica Asset Management, LLC Putnam Investment Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA T. Rowe Price Asset Allocation Growth Portfolio – Class 3 SunAmerica Asset Management, LLC T. Rowe Price Associates, Inc.	[X]%	[X]%	[X]%	[X]%
	SA Wellington Strategic Multi-Asset Portfolio[4] – Class 3 SunAmerica Asset Management, LLC Wellington Management Company LLP	[X]%	[X]%	[X]%	[X]%
Bond	PIMCO Emerging Markets Bond Portfolio – Advisor Shares Pacific Investment Management Company LLC	[X]%	[X]%	[X]%	[X]%
	PIMCO Total Return Portfolio – Advisor Shares Pacific Investment Management Company LLC	[X]%	[X]%	[X]%	[X]%
	SA DFA Ultra Short Bond Portfolio – Class 3 SunAmerica Asset Management, LLC Dimensional Fund Advisors LP	[X]%	[X]%	[X]%	[X]%
	SA Federated Hermes Corporate Bond Portfolio[6] – Class 3 SunAmerica Asset Management, LLC Federated Investment Management Company	[X]%	[X]%	[X]%	[X]%
	SA Fixed Income Index Portfolio[4] – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Fixed Income Intermediate Index Portfolio[4] – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Goldman Sachs Global Bond Portfolio – Class 3 SunAmerica Asset Management, LLC Goldman Sachs Asset Management International	[X]%	[X]%	[X]%	[X]%
	SA JPMorgan MFS Core Bond Portfolio – Class 3 SunAmerica Asset Management, LLC J.P. Morgan Investment Management Inc. and Massachusetts Financial Services Company	[X]%	[X]%	[X]%	[X]%
	SA PineBridge High-Yield Bond Portfolio – Class 3 SunAmerica Asset Management, LLC PineBridge Investments LLC	[X]%	[X]%	[X]%	[X]%
	SA Wellington Government and Quality Bond Portfolio – Class 3 SunAmerica Asset Management, LLC Wellington Management Company LLP	[X]%	[X]%	[X]%	[X]%
	SA Wellington Real Return Portfolio – Class 3 SunAmerica Asset Management, LLC Wellington Management Company LLP	[X]%	[X]%	[X]%	[X]%
Cash	Goldman Sachs VIT Government Money Market Fund – Service Shares Goldman Sachs Asset Management, L.P.	[X]%	[X]%	[X]%	[X]%
Stock	Invesco V.I. American Franchise Fund – Series II2 Invesco Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	Invesco V.I. Comstock Fund – Series II2 Invesco Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	Invesco V.I. Growth and Income Fund – Series II Invesco Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	Lord Abbett Growth and Income Portfolio – Class VC Lord, Abbett & Co. LLC	[X]%	[X]%	[X]%	[X]%

Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Stock (continued)	SA AB Growth Portfolio – Class 3 SunAmerica Asset Management, LLC AllianceBernstein L.P.	[X]%	[X]%	[X]%	[X]%
	SA AB Small & Mid Cap Value Portfolio – Class 3 SunAmerica Asset Management, LLC AllianceBernstein L.P.	[X]%	[X]%	[X]%	[X]%
	SA American Funds Global Growth Portfolio – Class 3 SunAmerica Asset Management, LLC Capital Research and Management Company[3]	[X]%	[X]%	[X]%	[X]%
	SA American Funds Growth Portfolio – Class 3 SunAmerica Asset Management, LLC Capital Research and Management Company[3]	[X]%	[X]%	[X]%	[X]%
	SA American Funds Growth-Income Portfolio – Class 3[2] SunAmerica Asset Management, LLC Capital Research and Management Company[3]	[X]%	[X]%	[X]%	[X]%
	SA Columbia Technology Portfolio – Class 3 SunAmerica Asset Management, LLC Columbia Management Investment Advisers, LLC	[X]%	[X]%	[X]%	[X]%
	SA Dogs of Wall Street Portfolio – Class 3[2] SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Emerging Markets Equity Index Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Fidelity Institutional AM® International Growth – Class 3 SunAmerica Asset Management, LLC FIAM LLC	[X]%	[X]%	[X]%	[X]%
	SA Fidelity Institutional AM® Real Estate Portfolio – Class 3 SunAmerica Asset Management, LLC FIAM LLC	[X]%	[X]%	[X]%	[X]%
	SA Franklin Small Company Value Portfolio – Class 3 SunAmerica Asset Management, LLC Franklin Mutual Advisers, LLC	[X]%	[X]%	[X]%	[X]%
	SA Franklin U.S. Equity Smart Beta Portfolio – Class 3 SunAmerica Asset Management, LLC Franklin Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	SA International Index Portfolio[4] – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Invesco Growth Opportunities Portfolio – Class 3 SunAmerica Asset Management Invesco Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	SA Invesco Main Street Large Cap Portfolio[5] – Class 3 SunAmerica Asset Management, LLC Invesco Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	SA Janus Focused Growth Portfolio – Class 3 SunAmerica Asset Management, LLC Janus Capital Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA JPMorgan Emerging Markets Portfolio – Class 3 SunAmerica Asset Management, LLC J.P. Morgan Investment Management Inc.	[X]%	[X]%	[X]%	[X]%
	SA JPMorgan Equity-Income Portfolio – Class 3 SunAmerica Asset Management, LLC J.P. Morgan Investment Management Inc.	[X]%	[X]%	[X]%	[X]%
	SA JPMorgan Global Equities Portfolio – Class 3 SunAmerica Asset Management, LLC J.P. Morgan Investment Management Inc.	[X]%	[X]%	[X]%	[X]%

Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Stock (continued)	SA JPMorgan Mid-Cap Growth Portfolio – Class 3 SunAmerica Asset Management, LLC J.P. Morgan Investment Management Inc.	[X]%	[X]%	[X]%	[X]%
	SA Large Cap Growth Index Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Large Cap Index Portfolio[4] – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Large Cap Value Index Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Legg Mason BW Large Cap Value Portfolio – Class 3 SunAmerica Asset Management, LLC Brandywine Global Investment Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA MFS Blue Chip Growth Portfolio – Class 3 SunAmerica Asset Management, LLC Massachusetts Financial Services Company	[X]%	[X]%	[X]%	[X]%
	SA MFS Massachusetts Investors Trust Portfolio – Class 3[2] SunAmerica Asset Management, LLC Massachusetts Financial Services Company	[X]%	[X]%	[X]%	[X]%
	SA Mid Cap Index Portfolio – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Morgan Stanley International Equities Portfolio – Class 3 SunAmerica Asset Management, LLC Morgan Stanley Investment Management Inc.	[X]%	[X]%	[X]%	[X]%
	SA Putnam International Growth and Income Portfolio – Class 3 SunAmerica Asset Management, LLC Putnam Investment Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Small Cap Index Portfolio[4] – Class 3 SunAmerica Asset Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Templeton Foreign Value Portfolio – Class 3 SunAmerica Asset Management, LLC Templeton Investment Counsel, LLC	[X]%	[X]%	[X]%	[X]%
	SA Wellington Capital Appreciation Portfolio – Class 3 SunAmerica Asset Management, LLC Wellington Management Company LLP	[X]%	[X]%	[X]%	[X]%
	SA WellsCap Aggressive Growth Portfolio – Class 3 SunAmerica Asset Management, LLC Wells Capital Management Incorporated	[X]%	[X]%	[X]%	[X]%
Volatility Control	SA American Funds VCP Managed Allocation Portfolio – Class 3 SunAmerica Asset Management, LLC Capital Research and Management Company[3]	[X]%	[X]%	[X]%	[X]%
	SA BlackRock VCP Global Multi Asset Portfolio – Class 3 SunAmerica Asset Management, LLC BlackRock Investment Management, LLC	[X]%	[X]%	[X]%	[X]%
	SA Invesco VCP Equity-Income Portfolio – Class 3 SunAmerica Asset Management, LLC Invesco Advisers, Inc.	[X]%	[X]%	[X]%	[X]%
	SA PIMCO VCP Tactical Balanced Portfolio – Class 3 SunAmerica Asset Management, LLC Pacific Investment Management Company LLC	[X]%	[X]%	[X]%	[X]%
	SA Schroders VCP Global Allocation Portfolio – Class 3 SunAmerica Asset Management, LLC Schroder Investment Management North America	[X]%	[X]%	[X]%	[X]%
	SA T. Rowe Price VCP Balanced Portfolio – Class 3 SunAmerica Asset Management, LLC T. Rowe Price Associates, Inc.	[X]%	[X]%	[X]%	[X]%

Type	Underlying Fund – Share Class[*] Adviser/Sub-Adviser	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Volatility Control (continued)	SA VCP Dynamic Allocation Portfolio – Class 3 SunAmerica Asset Management, LLC AllianceBernstein L.P.	[X]%	[X]%	[X]%	[X]%
	SA VCP Dynamic Strategy Portfolio – Class 3 SunAmerica Asset Management, LLC AllianceBernstein L.P.	[X]%	[X]%	[X]%	[X]%
	SA VCP Index Allocation Portfolio[4] – Class 3 SunAmerica Asset Management, LLC T. Rowe Price Associates, Inc.	[X]%	[X]%	[X]%	[X]%
* [The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the Underlying Fund.]
** [This Underlying Fund is subject to an expense reimbursement or fee waiver arrangement resulting in a temporary expense reduction. See the Underlying Fund prospectus for additional information.]

[1]	SA MFS Total Return is an equity fund seeking reasonable current income, long term capital growth and conservation of capital.
[2]	Invesco V.I. American Franchise Fund is an equity fund seeking capital growth. Invesco V.I. Comstock Fund is an equity fund seeking capital growth and income. SA Dogs of Wall Street is an equity fund seeking total return including capital appreciation and current income. SA MFS Massachusetts Investors Trust is an equity fund seeking reasonable current income and long-term growth of capital and income.
[3]	Capital Research and Management Company is the investment adviser of the master fund in which this Underlying Fund invests. Under a master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.
[4]	[Please note that not all of these Underlying Funds may be available through the broker-dealer with which your financial representative is affiliated. Please check with your financial representative for availability and additional restrictions.]

INVESTMENT REQUIREMENTS FOR OPTIONAL LIVING BENEFITS
If you elect an optional Living Benefit, your contract is subject to investment requirements, as reflected below. Depending on the optional Living Benefit you choose, you may not be able to invest in certain investment options. If you do not elect any optional benefits, or if the only optional benefit you elect is a death benefit, your contract is not subject to investment requirements.
Provided below are the current investment requirements for the optional Living Benefits that we are still offering to investors, which are Polaris Income Max and Polaris Income Plus Daily Flex.
POLARIS INCOME MAX
If you elect Polaris Income Max, you must allocate your assets in accordance with the following:
20% Secure Value Account	Up to 80% in one or more of the following Variable Portfolios, except as otherwise noted:
Goldman Sachs VIT Government Money Market Fund
PIMCO Total Return
SA American Funds VCP Managed Allocation*
SA BlackRock VCP Global Multi Asset*
SA DFA Ultra Short Bond
SA Federated Hermes Corporate Bond
SA Fixed Income Index
SA Fixed Income Intermediate Index
SA Goldman Sachs Global Bond
SA Invesco VCP Equity-Income*
SA JPMorgan MFS Core Bond
SA PIMCO VCP Tactical Balanced*
SA Schroders VCP Global Allocation*
SA T. Rowe Price VCP Balanced*
SA VCP Dynamic Allocation
SA VCP Dynamic Strategy
SA VCP Index Allocation
SA Wellington Government and Quality Bond
SA Wellington Real Return
DCA Fixed Accounts**
6-Month DCA
1-Year DCA
* You may invest up to a maximum of 50% in each of these Variable Portfolios.
** You may use a DCA Fixed Account to invest your target allocation in accordance with the investment requirements.
POLARIS INCOME PLUS DAILY FLEX
(CONTRACTS PURCHASED ON OR AFTER OCTOBER 13, 2020)
If you elect Polaris Income Plus Daily Flex, you must allocate your assets in accordance with the option below or Build Your Own Allocation:
10% Secure Value Account	Up to 90% in one or more of the following Variable Portfolios:
Individually Managed Asset Allocation Portfolios:
SA American Funds Asset Allocation
SA BlackRock Multi-Factor 70/30
SA Goldman Sachs Multi-Asset Insights
SA JPMorgan Diversified Balanced
SA Legg Mason Tactical Opportunities
SA MFS Total Return
SA PGI Asset Allocation
SA Putnam Asset Allocation Diversified Growth
SA T. Rowe Price Asset Allocation Growth
SA Wellington Strategic Multi-Asset
Actively Managed Fund-of-Funds:
SA Allocation Balanced
SA Allocation Growth
SA Allocation Moderate
SA Allocation Moderate Growth
Index Fund-of-Funds Portfolios:
SA Global Index Allocation 90/10
SA Global Index Allocation 75/25
SA Global Index Allocation 60/40
SA Index Allocation 90/10
SA Index Allocation 80/20
SA Index Allocation 60/40
Volatility Control Portfolios:
SA American Funds VCP Managed Allocation
SA BlackRock VCP Global Multi Asset
SA Invesco VCP Equity-Income
SA PIMCO VCP Tactical Balanced
SA Schroders VCP Global Allocation
SA T. Rowe Price VCP Balanced
SA VCP Dynamic Allocation
SA VCP Dynamic Strategy
SA VCP Index Allocation
Fixed Income Portfolios
Goldman Sachs VIT Government Money Market Fund
PIMCO Total Return
SA DFA Ultra Short Bond
SA Federated Hermes Corporate Bond
SA Fixed Income Immediate Index
SA Fixed Income Index
SA Goldman Sachs Global Bond
SA JPMorgan MFS Core Bond
SA Wellington Government & Quality Bond
SA Wellington Real Return
DCA Fixed Accounts*
6-Month DCA
1-Year DCA
* You may use a DCA Fixed Account to invest your target allocation in accordance with the investment requirements.

Build Your Own Allocation
You must allocate your assets in accordance with the following: 10% of your total Purchase Payments in the Secure Value Account. The remaining 90% of your total Purchase Payments must be allocated in the following Investment Groups:
FIXED INCOME PORTFOLIOS Investment Requirement Minimum 18% Maximum 90%
Money Market Portfolio:
Goldman Sachs VIT Government Money Market Fund
Core Fixed Income Portfolios:
PIMCO Total Return
SA DFA Ultra Short Bond
SA Federated Hermes Corporate Bond
SA Fixed Income Index
SA Fixed Income Intermediate Index
SA Goldman Sachs Global Bond
SA JPMorgan MFS Core Bond
SA Wellington Government & Quality Bond
SA Wellington Real Return
DCA Fixed Accounts*
6-Month DCA
1-Year DCA
Fixed Accounts
1-Year Fixed (if available)

PRIMARY EQUITY AND ASSET ALLOCATION PORTFOLIOS Investment Requirement Minimum 0% Maximum 72%**
Global & International Portfolios:
SA Emerging Markets Equity Index
SA International Index
SA JPMorgan Global Equities
SA Morgan Stanley International Equities
Large Core Portfolios:
SA American Funds Growth-Income
SA Franklin U.S. Equity Smart Beta
SA Invesco Main Street Large Cap
SA Large Cap Index
SA MFS Massachusetts Investors Trust
Large Value Portfolios:
Invesco V.I. Comstock
Invesco V.I. Growth and Income
Lord Abbett Growth and Income
SA Dogs of Wall Street
SA JPMorgan Equity-Income
SA Large Cap Value Index
SA Legg Mason BW Large Cap Value
Large Growth Portfolios:
Invesco V.I. American Franchise
SA AB Growth
SA American Funds Asset Allocation
SA BlackRock Multi-Factor 70/30
SA Global Index Allocation 60/40
PRIMARY EQUITY AND ASSET ALLOCATION PORTFOLIOS - CONTINUED Investment Requirement Minimum 0% Maximum 72%**
SA Global Index Allocation 75/25
SA Global Index Allocation 90/10
SA Goldman Sachs Multi-Asset Insights
SA Index Allocation 60/40
SA Index Allocation 80/20
SA Index Allocation 90/10
SA JPMorgan Diversified Balanced
SA Legg Mason Tactical Opportunities
SA MFS Total Return
SA PGI Asset Allocation
SA Putnam Asset Allocation Diversified Growth
SA T. Rowe Price Asset Allocation Growth
SA Wellington Strategic Multi-Asset
Asset Allocation (Volatility Control Portfolios):
SA American Funds VCP Managed Allocation
SA BlackRock VCP Global Multi Asset
SA Invesco VCP Equity-Income
SA PIMCO VCP Tactical Balanced
SA Schroders VCP Global Allocation
SA T. Rowe Price VCP Balanced
SA VCP Dynamic Allocation
SA VCP Dynamic Strategy
SA VCP Index Allocation

OTHER EQUITY AND SPECIALTY PORTFOLIOS Investment Requirement Minimum 0% Maximum 27%***
Small & Mid Cap Portfolios:
SA AB Small & Mid Cap Value
SA Franklin Small Company Value
SA Invesco Growth Opportunities
SA JPMorgan Mid-Cap Growth
SA WellsCap Aggressive Growth
Global & International Portfolios:
SA American Funds Global Growth
SA Fidelity Institutional AM® International Growth
SA JPMorgan Emerging Markets
SA Putnam International Growth and Income
SA Templeton Foreign Value
Specialty Portfolios:
PIMCO Emerging Markets Bond
SA Columbia Technology
SA Fidelity Institutional AM® Real Estate
SA PineBridge High-Yield Bond

*	You may use a DCA Fixed Account to invest your target allocation in accordance with the investment requirements.
**	You may invest up to a maximum of 36% in an individual Variable Portfolio within this Investment Group.
***	You may invest up to a maximum of 9% in an individual Variable Portfolio within this Investment Group.
*    *     *
This summary prospectus incorporates by reference the prospectus and statement of additional information (SAI) for the contract, both dated [    ], 2021, as may be amended or supplemented from time to time. The SAI may be obtained, free of charge, in the same manner as the prospectus.

EDGAR Contract Identifier: [    ]